EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, James Buccola, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CFCRE 2016-C4 Mortgage Trust (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, U.S. Bank National Association, as Trustee, U.S. Bank National Association, as Certificate Administrator, U.S. Bank National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Berkeley Point Capital LLC, as Primary Servicer, Berkeley Point Capital LLC, as Primary Servicer for the NMS Los Angeles Multifamily Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the NMS Los Angeles Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the NMS Los Angeles Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the NMS Los Angeles Multifamily Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the NMS Los Angeles Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the One Commerce Plaza Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the One Commerce Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One Commerce Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the One Commerce Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One Commerce Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One Commerce Plaza Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the One Commerce Plaza Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the One Commerce Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hyatt Regency St. Louis at The Arch Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Hyatt Regency St. Louis at The

Arch Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hyatt Regency St. Louis at The Arch Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Hyatt Regency St. Louis at The Arch Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hyatt Regency St. Louis at The Arch Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Hyatt Regency St. Louis at The Arch Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hyatt Regency St. Louis at The Arch Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Hyatt Regency St. Louis at The Arch Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the AG Life Time Fitness Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the AG Life Time Fitness Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the AG Life Time Fitness Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the AG Life Time Fitness Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the AG Life Time Fitness Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the AG Life Time Fitness Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the AG Life Time Fitness Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the AG Life Time Fitness Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the GFH Brennan Industrial Portfolio Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the GFH Brennan Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the GFH Brennan Industrial Portfolio Mortgage Loan, Citibank, N.A., as Certificate Administrator for the GFH Brennan Industrial Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the GFH Brennan Industrial Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the GFH Brennan Industrial Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the GFH Brennan Industrial Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the GFH Brennan Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the OZRE Leased Fee Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the OZRE Leased Fee Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the OZRE Leased Fee Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the OZRE Leased Fee Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the OZRE Leased Fee Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the OZRE Leased Fee Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the OZRE Leased Fee Portfolio Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the OZRE Leased Fee Portfolio Mortgage Loan.

Dated: October 12, 2018

/s/ James Buccola

Chief Executive Officer

(senior officer in charge of securitization of the depositor)